[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Exhibit 10.64

User SAP Number:

Region:

CANADIAN ADDENDUM

TO THE CLINICAL TRIAL COLLABORATION AGREEMENT
BETWEEN MEDTRONIC AND ARCA

This addendum (“Addendum”) is to the Clinical Trial Collaboration Agreement (the “Collaboration Agreement”) made and entered into as of April 18, 2013 between ARCA biopharma, Inc., a Delaware corporation (hereinafter “ARCA”) and Medtronic, Inc., a Minnesota corporation (hereinafter “Medtronic”), as amended by the Second Amendment to the Collaboration Agreement entered as of August 28, 2014. This Addendum is for the purpose of supply and distribution of Medtronic devices and CareLink services within Canada under the Collaboration Agreement.

This Addendum is made as of Feb. 4th, 2015 by and between:

Medtronic of Canada Ltd., a corporation organized under the laws of Canada having its principal place of business at 99 Hereford Street, Brampton, Ontario L6Y 0R3 (“Medtronic Canada”);

ARCA; and

Medtronic

WHEREAS, ARCA and Medtronic have entered into the Collaboration Agreement with respect to GENETIC-AF and the Phase 2B Study;

WHEREAS, ARCA wishes to select and activate approximately [*] investigational sites in the Phase 2B Study, and approximately [*] additional centres will be added  for the Phase 3 component (as applicable if ARCA carries out the Phase 3 component), for a total of [*] sites, located primarily in the United States and Canada.

WHEREAS, the Parties wish to arrange for the supply and distribution of Medtronic Reveal devices and Medtronic CareLink services to investigational sites within Canada under the Collaboration Agreement;

WHEREAS, Medtronic Canada is engaged in the business of selling and distributing Medtronic Devices and CareLink services in Canada;

NOW THEREFORE, for good and valuable consideration the Parties agree to supplement and modify the terms and conditions of the Collaboration Agreement as follows with respect to investigational sites in Canada:

1.Definitions: Except as otherwise defined in this Addendum, all other capitalized terms shall have the meaning ascribed to them in the Collaboration Agreement. For the purpose of this Addendum, the following capitalized terms have the following respective meaning:

1.1

“CareLink” or the “CareLink System” means Medtronic’s proprietary remote monitoring service that provides secure access to data from patients who have certain Medtronic cardiac medical device implants, including Reveal, that is currently marketed by Medtronic in Canada under the “Medtronic CareLink”® trademark.

1.2	“De-identify” and “De-identification” mean removal of information that identifies individuals in a manner that conforms with Canadian Privacy Laws.

1.3	“Effective Date” means the date when this Addendum is executed by all Parties;

1.4

“Eligible Patient” means, for the purpose of this Addendum, any patient selected who (i) meets the criteria for participating in Phase 2B Study, the AF Burden Substudy, or the Phase 3 Portion, as the case may be, (ii) who has signed the corresponding REB approved patient informed consent form, and (iii) who has signed the

Medtronic CareLink network enrolment consent form in accordance with the terms of use between Medtronic Canada and investigational sites in Canada using CareLink network services for the commercial use of Medtronic Devices, in a form substantially similar to Addendum Exhibit B.

1.5	“Governmental Authority” means any applicable federal, provincial, local or other governmental body with jurisdiction over the applicable subject matter.

1.6	“Health Canada” means the Therapeutic Products Division of Health Canada.

1.7	“Party” means ARCA or Medtronic or Medtronic Canada or either one of them, and “Parties” mean all of them.

1.8

“Privacy Laws” means Canadian federal and provincial legislation and regulations with respect to the protection of personal information in Canada and in the relevant province, as applicable, where the Canadian investigational site is located that is transmitting a study subject’s CareLink Data, including the federal Personal Information Protection and Electronic Documents Act (Canada), the British Columbia Freedom of Information and Protection of Privacy Act, the Alberta Health Information Act, the Ontario Personal Health Information Protection Act and the Quebec Act respecting the Protection of Personal Information in the Private Sector.

1.9

“Regulatory Authority” means, for purposes of this Addendum when used herein or in the Collaboration Agreement, any Governmental Authority with jurisdiction over drug products or medical devices intended for human use in Canada, including the Therapeutic Products Division of Health Canada.

1.10	“Reveal LINQ System” means the Reveal LINQ insertable cardiac monitor, patient assistant device and MyCareLink™ patient monitor.

2.Adherence to Obligations in the Collaboration Agreement. This Addendum is intended to supplement the Collaboration Agreement with respect to the supply and distribution of Medtronic Reveal devices and CareLink services to investigational sites within Canada. For greater clarity, this means that this addendum does not modify the Collaboration Agreement with respect to the conduct of the study anywhere outside Canada. This Addendum shall only be read into the Collaboration Agreement with respect to the conduct of the study within Canada at Canadian participating sites or dealings with Governmental Authorities in Canada.

3.Product Supply and Distribution.

3.1As between the Parties, Medtronic Canada is responsible for the distribution, shipment and supply of the Reveal LINQ Systems to the investigational sites in Canada under the Collaboration Agreement. [*], the Reveal LINQ insertable cardiac monitors and patient assistant devices intended to be distributed to investigational sites in Canada under the Collaboration Agreement, and Medtronic Canada shall provide the use of a MyCareLink patient home monitor with each Reveal LINQ insertable cardiac monitor, [*] per Reveal LINQ System in accordance with Section 5.2(a) of the Collaboration Agreement, [*]. Medtronic Canada shall ship such Reveal LINQ Systems to the investigational sites in Canada as directed from time to time by ARCA.

3.2ARCA will issue a purchase order request to Medtronic Canada specifying the location where Reveal LINQ Systems are to be delivered (“Bill To: ARCA / Ship to: [specified investigational site(s) in Canada]”) in order to supply and resupply each investigational site with the number of products needed in Canada. ARCA will provide Medtronic Canada with the following information that Medtronic Canada will include as notes in the shipping documents with each product shipment to help ensure that Reveal devices are used only in the relevant study: Study Name, Study Coordinator, Room Number of Study Coordinator, Phone Number of Study Coordinator.

Purchase Orders to be sent to:

Medtronic of Canada Customer Service

Tel# [*]

Fax# [*]

[*]

With a copy to:

Ms Kathy Schreiber

Marketing Manager of Cardiac Diagnostics and Monitoring

Fax# [*]

[*]

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

3.3Medtronic Canada shall ship the requested number of Reveal LINQ Systems to the designated participating sites in Canada so that the devices are received no more than 2 working days after Medtronic Canada’s receipt of ARCA’s purchase order.

3.4Upon shipment, Medtronic Canada shall invoice to ARCA directly such Reveal LINQ Systems ordered by it from time to time under this Addendum, and ARCA shall pay such invoices to Medtronic Canada directly. Medtronic Canada shall provide ARCA with an invoice along with accompanying documentation, in a form satisfactory to ARCA. [*] Unless the Parties agree to use different terms, all invoices by Medtronic Canada to ARCA shall be addressed to:

ARCA biopharma, Inc.,

11080 CirclePoint Rd., Suite 140

Westminster, Colorado 80020

United States

to the attention of:  Accounts Payable

Telephone:             [*]

Email:                     [*]

3.5Medtronic Canada will pay the shipping costs incurred to deliver the Reveal LINQ Systems to investigational sites in Canada. Risk of loss of the Reveal LINQ Systems passes to ARCA upon shipment.

3.6Title to the Reveal LINQ insertable cardiac monitor devices and to the corresponding patient assistant devices shall transfer from Medtronic Canada to the investigational site at the same time as the transfer of risk of loss.  There is no title transfer for the CareLink Service, or the MyCareLink patient home monitors provided as part of a Reveal LINQ System.  Medtronic Canada retains title to the MyCareLink patient home monitor and patient receives a license to use them.

3.7Payment of the service fees and reimbursable expenses set out in Section 7.2 of this Addendum will be made in Canadian dollars (CAD). Any and all training services performed and expenses incurred by Medtronic Canada under this Addendum shall be invoiced to ARCA within a reasonable time after their performance or being incurred.  ARCA reserves the right not to pay invoices received more than one year after the date of performance of the corresponding service.

3.8Payments under this Addendum will be subject to Goods and Services Tax, Harmonized Sales Tax and/or Provincial Sales Tax, as applicable.

3.9ARCA shall send payments to Medtronic Canada by electronic funds transfer to the follow address, unless the Parties agree to use a different address for payment:

Name:[*]

Address: [*]

[*]

Phone: [*]

Medtronic of Canada contact for payment questions:

Louise Thurston

[*]

Phone: [*]

Medtronic GST #: [*]

All payments shall be made by bank transfer to the account number provided by Medtronic Canada in writing at least thirty (30) days before payment is due. Any and all costs related to the bank transfer in Canada shall be borne by Medtronic Canada.  ARCA is not responsible for additional expenses and commissions charged by the bank(s) of the recipient.

3.10ARCA shall provide Medtronic Canada with a complete list of the Canadian investigational sites and investigators and their addresses, including telephone numbers, which shall be annexed to this Addendum as Addendum

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Exhibit A as the information becomes available.  The Parties will date and initial the Addendum Exhibit A as it is added to this Addendum, and ARCA may update Exhibit A from time to time as new sites are added or new information becomes available.

3.11ARCA shall only order from Medtronic Canada such devices for investigational study sites in Canada that require them for the Phase 2B Study, including the AF Burden Substudy, or the Phase 3 Study.

3.12ARCA’s obligation to pay to Medtronic Canada purchase price or services fees and expenses due under this Addendum survives termination and expiration of this Addendum.

3.13Each of ARCA and Medtronic Canada shall designate at least one person to act as the primary contact for the Party for this Addendum and shall direct their communications relating to this Addendum through that person.  Medtronic Canada designates Kathy Schreiber, Marketing Manager of Cardiac Diagnostics and Monitoring, and ARCA designates Laura Emery, Senior Director, Clinical Operations.  A Party can change its designation by notifying the other party in writing. To support adequate product supply, ARCA shall provide Medtronic Canada with a provision/distribution plan per Canadian investigational site approximately one month prior to study start, and shall provide an updated version promptly after changes in the enrolment forecast.  Such plans and forecasts are not binding on ARCA, who is not obligated to purchase the number of Reveal LINQ Systems forecasted. ARCA will collaborate with Medtronic Canada and mutually agree on the amount of product to be stocked at individual Canadian participating sites to minimize product waste and inventory costs.

4.CRMA Services.

4.1As between the Parties, Medtronic Canada shall not be providing CRMA Services, which shall be performed solely by Medtronic. Medtronic Canada does not have the ability to provide the collection and analysis services contemplated by the CRMA Services with respect to study subjects enrolled by investigational sites in Canada, though Medtronic does have that ability per the Collaboration Agreement, including with respect to study subjects enrolled by Canadian investigational sites.

4.2[*] Medtronic Canada is not obligated to provide CareLink Services to an investigational site that does not have a current CareLink Network Services Agreement in place.

4.3If the CareLink Primary User for an Eligible Patient is not the investigator selected by ARCA prior to the Eligible Patient starting his or her participation in the study, ARCA shall arrange for the existing CareLink Primary User to adjust the CareLink settings so that ARCA’s selected investigator becomes the CareLink Primary User. ARCA acknowledges that Medtronic Canada does not change CareLink settings for physician users and ARCA’s failure to arrange for the investigator to be the CareLink Primary User for the Eligible Patient means Medtronic Canada cannot provide CareLink Services for the study for that patient.

5.Conduct of GENETIC-AF.

5.1A new section 2.2(a)(1) is added to the Collaboration Agreement as follows:

“(a) ARCA shall conduct GENETIC-AF at no cost to Medtronic Canada. GENETIC-AF shall be conducted in accordance with the requisite approvals of the FDA and Health Canada and according to the Protocol, provided that the Protocol may be revised based on the determination of the Steering Committee as a result of Regulatory Authority guidance or other factors.”

5.2Section 2.2(b) of the Collaboration Agreement is replaced for the purposes of this Addendum by the following:

“(b) The sponsors of GENETIC-AF shall comply with all applicable laws and regulations governing sponsors of clinical trials and shall be responsible for complying with agreements with the institutions representing the investigational sites, and providing appropriate information to and monitoring of the investigators so that GENETIC-AF is performed by those investigators in conformance with generally accepted standards of good clinical practice, with the protocol and with all applicable local, state, provincial and federal laws and regulations governing the performance of clinical investigations, including, but not limited to, the United States Food, Drug and Cosmetics Act and the regulations of the FDA, the Canada Food and Drugs Act and its regulations, and guidances issued by Health Canada. ARCA shall be responsible for and have the sole responsibility to conduct all regulatory activities to secure FDA Approval, and Health Canada authorization, of GENETIC-AF.”

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

5.3An additional sentence of Section 2.2(c) of the Collaboration Agreement is added as follows:

“Additional support from Medtronic Canada for investigational sites in Canada requires prior mutual agreement of ARCA and Medtronic Canada.”

5.4An additional sentence of Section 2.2(c) of the Collaboration Agreement is added as follows:

“Medtronic Canada shall not be responsible for the payment of any costs relating to the conduct of GENETIC-AF at Canadian investigational sites, whether direct or indirect.”

5.5A new Section 2.2(d)(1) of the Collaboration Agreement is added as follows:

“(d) ARCA shall include in the informed consent and research authorizations required to be signed by GENETIC-AF participants the appropriate language to permit the Parties to have access to and utilize the data as provided in this Agreement, in particular the right to use the De-identified Study Data, the CareLink Data and the Combined Study Data for research and commercial purposes pursuant to Sections 3.1, 3.2 and 3.3, respectively, and in compliance with federal and provincial Privacy Laws applicable in Canada.”

6.General; CRMA Committee.

6.1Section 4.3(c) of the Collaboration Agreement is amended for the purposes of this Addendum by adding the following sentence at the end:

“In addition, in connection with any such regulatory submissions to Health Canada regarding the Drug Product, the Parties agree that the CRMA Committee or ARCA, as the case may be, shall also consult with Medtronic Canada concerning such filings and coordinate any input from Medtronic Canada in the filings as necessary or advisable.”

6.2If the Parties fail to reach agreement on a matter related to Section 6.1 of this Addendum (including the substantive elements of Section 4.3(c) of the Collaboration Agreement, as amended by this Addendum with respect to regulatory submissions to Health Canada), then any Party may by written notice to the other Parties invoke the dispute resolution procedure set forth in Article X, unless otherwise indicated in the Collaboration Agreement.

7.Phase 2B Study; CRMA Services.

7.1An additional sentence of Section 5.1(a) of the Collaboration Agreement is added as follows:

“The AF Burden Substudy Protocol will also require that all patients be enrolled in CareLink and have consented prior to their CareLink Data transmission to the standard CareLink Network Services Agreement consent form reproduced in Addendum Exhibit B.”

7.2A new Section 5.1(b) (1) of the Collaboration Agreement is added, as follows:

“(b) The investigator nomination criteria for investigational sites in Canada will (i) require that all candidates are at an investigational site that has an active existing CareLink Network Services Agreement in force, and (ii) either require that all candidates are CareLink users or attempt to determine which investigators are not CareLink users. Medtronic Canada shall provide training to investigators on the implantation of the Reveal device prior to performing this procedure if they are not already trained, at no charge to ARCA. Upon request, Medtronic Canada will provide documentation to ARCA attesting the training provided to clinical Investigators on the implantation of the Reveal device. In the case of investigators that are not CareLink services users, upon prior written request by ARCA to Medtronic Canada specifying the name(s) and institution of study personnel to be trained, Medtronic Canada shall provide additional training services for investigators who are not CareLink users on the use of the CareLink network,  the MyCareLink patient home monitors or the CareLink website, and Medtronic Canada shall charge service fees for such training at Medtronic’s standard rate of [*] plus applicable taxes, and reimbursement of expenses incurred by Medtronic Canada if training is requested to be provided on site. If a CareLink trainer must provide the training on site, all reasonable travel, lodging and meal expenses incurred by the trainer to deliver such CareLink training shall be reimbursed by ARCA to Medtronic. An estimate of airfare expenses must be approved in advance by ARCA in writing. All such expenses shall be duly justified by Medtronic Canada with the corresponding receipts or invoices in order to be reimbursed.

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Consistent with Medtronic Canada’s own travel and expense policy:

•	Airfare shall be reimbursed for economy class (coach) fare only.
•	Mileage will be reimbursed at the rate of $ 0.50/ kilometer.
•	Medtronic Canada may not submit gasoline bills in addition to the per kilometer rate.”

7.3An additional paragraph shall be added to Section 5.2 of the Collaboration Agreement as follows:

“Medtronic and ARCA shall agree on an enrollment plan for the Phase 2B Study to ensure that all patients eligible for the study are actively enrolled, including those with existing Medtronic Devices and those willing to have a Reveal device implanted. Eligible patients without a Medtronic Device, who agree to have a new device implanted, will be implanted with a Reveal without unreasonable delay. Medtronic Canada shall ensure that sufficient Reveal devices and MyCareLink patient monitors are reasonably available to ARCA’s Phase 2B Study investigational sites in Canada in order to avoid unreasonable delay in the enrollment process, and Medtronic Canada shall be responsible for distributing Reveals to the Study sites in Canada that require them based on device orders from ARCA. Medtronic Canada shall provide training and technical support for Medtronic Devices, including training relating to insertion and use of Reveals. Medtronic Canada shall provide training on CareLink services to investigators at Canadian investigational sites who are not pre-existing CareLink users upon prior written request by ARCA to Medtronic Canada at its standard service fees set out in Section 5.1(b) above. [*], given that there are no approved fee codes in Canada for the reimbursement of the Reveal devices or MyCareLink patient monitors, and most provinces do not have codes for Reveal insertion or explantation procedures and related physician fees. As between the Parties, [*] The Parties agree that Medtronic Canada shall not owe compensation to ARCA for the work performed by Medtronic Canada under this Agreement and Medtronic Canada shall not be liable to the other Parties or to any third party for any other payments which may be associated with the Collaboration Agreement, including this Addendum, or with any of the services provided hereunder.”

7.4An additional sentence shall be added to the end of Section 5.2(b) of the Collaboration Agreement as follows:

“ARCA agrees to engage Medtronic Canada’s CRHF Patient Management Services to assist ARCA in support of Phase 2B Study and Phase 3 Portion site identification, as applicable.”

7.5As between the Parties, with respect to Section 5.3(e) and Section 5.4 of the Collaboration Agreement and consistent with Section 4 of this Addendum, Medtronic shall provide the mutually agreed analysis assistance to ARCA on the CareLink Data, and the CRMA Services, rather than Medtronic Canada.

7.6The following sentence shall be added to Section 5.4 of the Collaboration Agreement: “Medtronic support for the reimbursement process for Reveal and the MyCareLink patient monitors shall not apply to Genetic AF Canadian sites.

7.7A new Section 5.5(a)(1) of the Collaboration Agreement shall be added as follow:

“(a) ARCA will, through the CRMA Committee, involve Medtronic in all regulatory communications and actions that implicate Medtronic’s rights and duties under this Agreement, or that implicate the use of Medtronic Devices, and shall provide a copy to and involve Medtronic Canada where those regulatory communications concern a Regulatory Authority as defined under this Addendum. Medtronic will consult on the regulatory process related to conducting GENETIC-AF, as reasonably requested by ARCA. The Parties do not believe that an Investigational Device Exemption (“IDE”) or an Investigational Testing Authorization under the Food and Drugs Act (Canada) will be necessary in order to use Reveal in the Phase 2B Study, and the Protocol shall not be amended in a way that will require use of Reveal in a manner inconsistent with FDA approval of Reveal, or Health Canada licenses pertaining to the Reveal devices, the MyCareLink patient home monitor, or the CareLink network system. Medtronic, however, agrees to file and prosecute any regulatory application or submission that in Medtronic’s sole judgment is required by any Regulatory Authority in order for Medtronic to perform the CRMA Services required by this Agreement.”

7.8A new Section 5.5(b)(1) of the Collaboration Agreement shall be added as follows:

“(b) ARCA will consult with, and allow participation by Medtronic on a reasonable basis regarding the content of any submissions to Regulatory Authorities (as defined in this Addendum) related to the GENETIC-AF trial or any Drug Product Application to the extent it involves the CRMA Services, Medtronic Devices, or the Medtronic Field of Use; provided that, as between the Parties, Medtronic Canada shall file with Health Canada all required Medical Device Problem Reports (initial and final reports) regarding Medtronic Devices that arise in the course of conducting Phase 2B Study or the Phase 3 Portion, and shall file with Health Canada any required notice of field corrective

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended action (“recall”) that affects Medtronic Devices used in the study, should such a field action occur. ARCA will provide Medtronic with the opportunity to attend or participate in all substantial contacts, including meetings and conference calls between ARCA and the FDA, and ARCA and Health Canada, and any other Regulatory Authority regarding the CRMA Services, Medtronic Devices, or the Medtronic Field of Use. Medtronic will consult with, and allow participation by ARCA on a reasonable basis regarding the content of any submissions to the FDA related to the CRMA Services, and will provide ARCA with the opportunity to attend or participate in all substantial contacts, including meetings and conference calls, between Medtronic and the FDA or Health Canada related to the CRMA Services. Medtronic is responsible for submitting reportable events relating to Medtronic Devices to the relevant regulatory agencies. At Medtronic’s request and as further specified in Section 12.7 of the Collaboration Agreement (as amended for the purposes of this Addendum), ARCA shall cooperate diligently with Medtronic in the investigation of medical device complaints, and Medtronic shall determine their reportability under Medtronic’s regulatory obligations as the device manufacturer. Notwithstanding the foregoing, each Party shall notify the other Parties of any oral or written communications to or from the FDA, or to or from Health Canada, on matters relating to the CRMA Services or the Medtronic Devices used in the study(ies), and shall provide the other Parties with copies of such communications reasonably promptly and give the other Party the right to review and participate in any response to any such communications.”

8.Inventions; Confidentiality; Publicity

8.1Section 6.1 of the Collaboration Agreement is amended for the purposes of this Addendum by adding the following sentence at the end of the Section:

“For greater certainty, it is understood by the Parties that this joint ownership means that each Party shall be free to do the following without consent of the other joint owner(s), but subject to Section 6.2 : (i) utilize the Joint Inventions as provided in this Agreement, (ii) assign all or any part of its interest in a Joint Invention to an Affiliate or to a third party, or (iii) license such Joint Inventions to any third party in their respective fields of use in accordance with the Collaboration Agreement without having to account to the other joint owner(s) for profits earned from licensing.”

9.Representations, Warranties and Covenants

9.1ARCA represents and warrants that all material consents, approvals and authorizations of all Governmental Authorities and other persons required to be obtained by ARCA, including any required Clinical Trial Authorization in connection with the conduct of the GENETIC-AF trial, as applicable, have been and shall be obtained by ARCA prior to initiating the Phase 2B Study, the AF Burden Substudy or the Phase 3 Portion at a Canadian investigational site.

9.2The following sentence is added to Subsection 7.1(g) of the Collaboration Agreement:  With respect to Medtronic’s activities with respect to any Canadian site of Genetic-AF, 7.1(g) shall be read without including the word “immunizations”.

10.Term and Termination

10.1This Addendum shall remain in force for the term of the Collaboration Agreement, and expires upon expiration or earlier termination of the Collaboration Agreement for any reason, provided that Medtronic Canada may terminate this Addendum in whole or in part as provided below:

(a)

upon at least sixty (60) days written notice to the other Parties after Health Canada advises any Party, or issues any written decision, pronouncement, or other communication, including but not limited to letters, emails, website information, final guidance documents, or final rulemaking, either to the Parties or to Third Parties, which provides a reasonable basis for concluding that Health Canada will not allow the GENETIC-AF study to enroll or proceed at investigational sites in Canada; or

(b)

upon at least ten (10) days written notice given within thirty days after an action, authorized or unauthorized, is taken by the Steering Committee, (e.g. an amendment that (i) materially expands Medtronic Canada’s obligations hereunder beyond those Medtronic Canada voluntarily undertakes by entering into this Addendum, or (ii) causes the proposed use of the Medtronic Devices, the MyCareLink patient home monitors or the CareLink network services to become outside the scope of their respective licensed indications in Canada.

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

11. Notices. All notices to Medtronic Canada under this Addendum shall be in writing and shall be deemed given and delivered, as and when provided in Section 11.12 of the Collaboration Agreement, if addressed to:

Address:	Medtronic Canada 99 Hereford Street Brampton, Ontario L6Y 0R3 Canada
Contact Person:	Ms Kathy Schreiber, Marketing Manager of Cardiac Diagnostics and Monitoring
Phone:	[*]
Fax:	[*]
Email:	[*]

12Reveal Sale and Distribution.

12.1Section 12.1 of the Collaboration Agreement shall not apply to the activities of Medtronic Canada.

12.2An additional sentence shall be added to Section 12.2 of the Collaboration Agreement as follows:

“ARCA shall return to Medtronic Canada all Reveal devices unused by Canadian investigational sites as soon as practicable after the completion of each phase of the GENETIC-AF study, unless ARCA and Medtronic Canada agree in writing to maintain the devices at a different location for use in the Phase 3 Portion. Medtronic Canada shall credit up to two (2) Reveal devices per site provided that (i) they are returned with at least 90 days remaining prior to their Use Before Date shown on the Reveal device package, (ii) are in their original packaging, unopened and undamaged and (iii) the seal of all implantable products is not damaged or broken.”

12.3An additional sentence shall be added to Section 12.7 of the Collaboration Agreement as follows:

“ARCA shall assist and cooperate with Medtronic Canada with respect to fulfillment of Medtronic Canada’s legal and regulatory obligations applicable to Reveal devices and Reveal LINQ Systems provided hereunder, such as Health Canada complaint reporting, complaint investigation, medical device problem reporting, device tracking pursuant to the provisions of the Food and Drugs Act (Canada) and its regulations, and carrying out any field corrective actions (recalls) that may affect Reveal devices and Reveal LINQ Systems sold to ARCA hereunder by Medtronic Canada and shipped to Canadian investigational sites.  In particular, in order to meet timelines for reporting to Health Canada, ARCA shall notify Medtronic Canada as soon as possible, but in any event within 48 hours of becoming aware of any reported any incident that comes to their attention involving a device that is sold by Medtronic Canada under this Addendum and that:

(a) is related to a failure of the device or a deterioration in its effectiveness, or any inadequacy in its labelling or in its the directions for use; and

(b) has led to the death or a serious deterioration in the state of health of a patient, user or other person, or could do so were it to recur.

Medtronic Canada shall report these to Health Canada as and when required under the post-market vigilance provisions of the Medical Devices Regulations. ARCA, as sponsor, and/or ARCA’s clinical investigators shall report them to Research Ethics Boards / Ethics Committees / Institutional Review Boards or other recipients if and as required.

Medtronic Canada shall maintain complete and accurate records concerning the post-market traceability of the Medtronic Devices purchased by ARCA. Medtronic Canada shall maintain records concerning traceability for a minimum period corresponding to the forecasted lifetime of the Medtronic Devices required to be so registered. The device tracking system shall record or allow retrieval of product information as needed to comply with all legal requirements applicable to Medtronic in Canada, including information on all parties involved in the product’s chain of distribution and its end user, as well as information on product performance and safety record.”

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

13General Provisions.

13.1The Parties are independent contractors, personnel of each Party shall be employees or agents of such Party and under no circumstances are such personnel to be considered employees or agents of another Party. Each Party shall have the sole responsibility for the conduct of its employees or agents, and for the payment of their entire compensation, including salary, withholding of income and social security taxes, workers’ compensation, employee and disability benefits, unemployment insurance and the like.

13.2This Addendum may be executed in three (3) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.3Except as expressly and specifically amended herein, all other provisions of the Collaboration Agreement continue in full force and effect, including as to the performance of the Collaboration Agreement at Canadian investigational sites.

13.4This Addendum forms part of the Collaboration Agreement and is appended thereto as its Appendix B.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

MEDTRONIC: MEDTRONIC, INC. 8200 Coral Sea St NE(MVS23) Mounds View, MN 55112 United States Attn: Email: Fax:	ARCA ARCA biopharma, Inc. 11080 CirclePoint Rd, Suite 140 Westminster, Colorado 80020 United States Attn: Email: Fax:
By /s/ Richard Clark Print Name Richard Clark Print Title Sr. Director Date 2/4/15	By /s/ Michael Bristow Print Name Michael Bristow Print Title President/CEO Date 2/4/15

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

MEDTRONIC CANADA: Medtronic of Canada Ltd. 99 Hereford Street Brampton, Ontario L6Y 0R3 Canada Attn: Geneviève Lavertu Sr Director, Legal, Scientific Affairs & Business Development Email : [*] Fax: [*]
By: /s/ Geneviève Lavertu Geneviève Lavertu Sr Director, Legal, Scientific Affairs & Business Development Date February 3, 2015

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

CANADIAN ADDENDUM EXHIBIT A

Medtronic Canada Initials ____ARCA Initials ____

[Note: attach an Excel Spreadsheet here with at least the following information for each Canadian participating site]

Participating Site name:Address: Clinical Investigator name: Address including telephone number:

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

CANADIAN ADDENDUM EXHIBIT B

[Canadian CareLink services standard patient consent form]

INFORMED CONSENT

Collection, Use and Disclosure of Personal Health Information Relating to the Medtronic CareLink Services and Monitors

Client shall obtain and maintain the required consent from all patients enrolled in the Medtronic CareLink Services.  Said consent shall contain the following information:

Medtronic intends to use the data collected through the Services for the following purposes:

(a)make any and all uses and disclosures of PHI necessary to provide the Services to Client;

(b)use the PHI in its possession for its proper management and administration and to fulfill any legal responsibilities of Medtronic;

(c)disclose the PHI in its possession to a third party for the purpose of Medtronic’s proper management and administration or to fulfill any legal responsibilities of Medtronic; provided, however, that the disclosures are required by law or Medtronic has received from the third party written assurances that (i) the information will be held confidentially and used or further disclosed only as required by law or for the purpose for which it was disclosed to the third party; and (ii) the third party will notify Medtronic of any instances of which it becomes aware in which the confidentiality of the information has been breached;

(d)perform Data Aggregation for the Health Care Operations of Client;

(e)development of systems to enable physicians to deliver better services and to enhance the performance of medical devices, utilizing only de-identified data;

(f)develop tools to improve medical devices, or to enhance the performance of existing medical devices, utilizing only de-identified data;

(g)other research and public health initiatives analogous to those above, using only de-identified data;

(h)patient information collected through the Medtronic CareLink Services may be transferred and stored outside of Canada, including the United States.

In no case will Medtronic use the data collected through the Services to identify or contact individuals who provided the data, or provide data to anyone in a form which would enable them to identify or contact such individuals.

[*] = Certain confidential information contained in this document, marked by brackets is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended